Exhibit 99.1

•Quarterly revenue of $82.0 million, representing an increase of 21% year-over-year.
•U.S. business reached quarterly adjusted EBITDA breakeven for first time in company’s history.
•Third quarter gross margin of 69.0% and an increase in gross profit of 27% year-over-year.
•Record Active Buyers of 1.8 million and Orders of 1.8 million in Q3 2023, representing an increase of 4% and an increase of 11%, respectively, year-over-year.
•Continue to grow its Resale-as-a-Service (RaaS) client roster, launching new programs with Beyond Yoga, Smartwool, and Journeys.
•Recognized as one of TIME 100's Most Influential Companies of 2023 and Digiday's WorkLife 50 Awards.
Oakland, CA — November 6, 2023 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the third quarter ended September 30, 2023.
"We achieved another quarter of strong financial performance, in the face of a highly dynamic environment," said thredUP CEO and co-founder James Reinhart. "Despite this backdrop, thredUP is executing at a high level, and we plan to carry that momentum into 2024."
Third Quarter 2023 Financial Highlights
•Revenue: Total revenue of $82.0 million, an increase of 21% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $56.6 million, representing an increase of 27% year-over-year. Gross margin was 69.0% as compared to 65.5% for the third quarter 2022.
•Net Loss: Net loss was $18.1 million, or a negative 22.0% of revenue, for the third quarter 2023, compared to a net loss of $23.7 million, or a negative 34.8% of revenue, for the third quarter 2022.
•Adjusted EBITDA Loss and EBITDA Loss Margin1: Adjusted EBITDA loss was $3.6 million, or a negative 4.4% of revenue, for the third quarter 2023, compared to an Adjusted EBITDA loss of $11.0 million, or a negative 16.2% of revenue, for the third quarter 2022.
•Active Buyers and Orders: Active Buyers of 1.8 million and Orders of 1.8 million, representing an increase of 4% and an increase of 11%, respectively, over the comparable quarter last year.
1 Adjusted EBITDA loss and Adjusted EBITDA loss margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA loss to the most directly comparable GAAP measure and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

Recent Business Highlights
•Resale-as-a-Service® (“RaaS®”): thredUP continued to grow its RaaS client roster, launching new resale programs with Beyond Yoga, Smartwool, and Journeys.
•Thrift Promise Improves Retention: Thrift Promise envisions a customer journey that aims to achieve the highest levels of customer satisfaction on thredUP. As a result, we reduced our Q3 return rate and generated millions of dollars in logistics cost savings.
•Industry Honors and Recognition: thredUP was named to TIME100's Most Influential Companies of 2023 for its environmental impact and Digiday’s WorkLife50 Award for its exemplary workplace and company culture.
Financial Outlook
For the fourth quarter 2023, thredUP expects:
•Revenue in the range of $79.0 million to $81.0 million
•Gross margin in the range of 61.0% to 63.0%
•Adjusted EBITDA loss margin in the range of 2.0% to 0.0%
For the full fiscal year 2023, thredUP expects:
•Revenue in the range of $319.5 million to $321.5 million
•Gross margin in the range of 66.2% to 66.7%
•Adjusted EBITDA loss margin in the range of 5.3% to 4.7%
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2023	December 31, 2022
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$68,552	$38,029
Marketable securities	5,575	66,902
Accounts receivable, net	5,993	4,669
Inventory	18,173	17,519
Other current assets	7,199	7,076
Total current assets	105,492	134,195
Operating lease right-of-use assets	43,090	46,153
Property and equipment, net	90,270	92,482
Goodwill	11,455	11,592
Intangible assets	8,460	10,499
Other assets	6,621	7,027
Total assets	$265,388	$301,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,426	$7,800
Accrued and other current liabilities	40,225	50,155
Seller payable	21,516	16,166
Operating lease liabilities, current	6,383	6,413
Current portion of long-term debt	3,834	3,879
Total current liabilities	84,384	84,413
Operating lease liabilities, non-current	45,257	48,727
Long-term debt, net of current portion	22,968	25,788
Other non-current liabilities	3,231	3,019
Total liabilities	155,840	161,947
Commitments and contingencies
Stockholders’ equity:
Common stock	11	10
Additional paid-in capital	577,740	551,852
Accumulated other comprehensive loss	(3,941)	(4,234)
Accumulated deficit	(464,262)	(407,627)
Total stockholders’ equity	109,548	140,001
Total liabilities and stockholders’ equity	$265,388	$301,948

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in thousands, except per share amounts)
Revenue:
Consignment	$57,838	$41,553	$157,732	$137,524
Product	24,211	26,392	82,897	79,537
Total revenue	82,049	67,945	240,629	217,061
Cost of revenue:
Consignment	10,131	9,087	28,931	29,354
Product	15,291	14,362	48,246	40,335
Total cost of revenue	25,422	23,449	77,177	69,689
Gross profit	56,627	44,496	163,452	147,372
Operating expenses:
Operations, product, and technology	40,355	38,702	118,473	121,824
Marketing	19,406	14,752	54,919	51,370
Sales, general, and administrative	15,058	15,232	47,147	47,276
Total operating expenses	74,819	68,686	220,539	220,470
Operating loss	(18,192)	(24,190)	(57,087)	(73,098)
Interest expense	732	103	1,530	764
Other income, net	(845)	(624)	(2,006)	(1,108)
Loss before provision for income taxes	(18,079)	(23,669)	(56,611)	(72,754)
Provision for income taxes	3	9	24	31
Net loss	$(18,082)	$(23,678)	$(56,635)	$(72,785)
Loss per share, basic and diluted	$(0.17)	$(0.24)	$(0.54)	$(0.73)
Weighted-average shares used in computing loss per share, basic and diluted	105,898	100,253	103,918	99,409

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in thousands)
Net loss	$(18,082)	$(23,678)	$(56,635)	$(72,785)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(1,080)	(2,217)	(772)	(5,258)
Unrealized gain (loss) on available-for-sale securities	152	(28)	1,065	(1,284)
Total other comprehensive income (loss)	(928)	(2,245)	293	(6,542)
Total comprehensive loss	$(19,010)	$(25,923)	$(56,342)	$(79,327)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(56,635)	$(72,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,881	10,217
Stock-based compensation expense	24,907	20,758
Reduction in carrying amount of right-of-use assets	4,788	4,820
Other	59	1,409
Changes in operating assets and liabilities:
Accounts receivable, net	(1,373)	795
Inventory	(873)	(6,222)
Other current and non-current assets	1,055	(1,732)
Accounts payable	4,049	(3,000)
Accrued and other current liabilities	(4,331)	6,918
Seller payable	5,358	(380)
Operating lease liabilities	(5,426)	2,396
Other non-current liabilities	(75)	(133)
Net cash used in operating activities	(14,616)	(36,939)
Cash flows from investing activities:
Purchases of marketable securities	(9,851)	(3,475)
Maturities of marketable securities	71,979	35,830
Purchases of property and equipment	(13,775)	(39,316)
Net cash provided by (used in) investing activities	48,353	(6,961)
Cash flows from financing activities:
Proceeds from debt, net of discount	—	491
Repayment of debt	(3,000)	(5,333)
Proceeds from issuance of stock-based awards	3,761	3,878
Payment of withholding taxes on stock-based awards	(3,744)	(1,958)
Net cash used in financing activities	(2,983)	(2,922)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(230)	(918)
Net change in cash, cash equivalents, and restricted cash	30,524	(47,740)
Cash, cash equivalents, and restricted cash, beginning of period	44,051	91,840
Cash, cash equivalents, and restricted cash, end of period	$74,575	$44,100

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in thousands)
Net loss	$(18,082)	$(23,678)	$(56,635)	$(72,785)
Interest expense	732	103	1,530	764
Provision for income taxes	3	9	24	31
Depreciation and amortization	5,364	3,539	13,881	10,217
Stock-based compensation expense	7,888	7,177	24,907	20,758
Severance and other	507	1,809	1,058	3,470
Non-GAAP Adjusted EBITDA loss	$(3,588)	$(11,041)	$(15,235)	$(37,545)
Total revenue	82,049	67,945	240,629	217,061
Non-GAAP Adjusted EBITDA loss margin	(4.4)%	(16.2)%	(6.3)%	(17.3)%

Investors
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Media
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About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. thredUP has processed over 172 million unique secondhand items from 55,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the fourth quarter and full year of 2023; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of inflationary pressures, increased interest rates, climate change and general global economic uncertainty on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or restructuring activities; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; and our ability to attract new Active Buyers.
More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA loss and Adjusted EBITDA loss margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA loss and Adjusted EBITDA loss margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA loss and Adjusted EBITDA loss margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA loss and Adjusted EBITDA loss margin, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA loss and Adjusted EBITDA loss margin are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
A reconciliation is provided above for Adjusted EBITDA loss to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA loss as net loss adjusted to exclude, where applicable in a given period, interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and severance and other.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA loss to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA loss to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA loss in order to calculate forward-looking Adjusted EBITDA loss margin is not available without unreasonable effort. However, for the fourth quarter of 2023 and full year 2023, depreciation and amortization is expected to be $4.8 million and $18.7 million, respectively. In addition, for the fourth quarter of 2023 and full year 2023, stock-based compensation expense is expected to be $7.7 million and $32.6 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA loss margin.